EXHIBIT (A)(11)
                                                                 ---------------

                              ARTICLES OF AMENDMENT

                                       TO

                            ARTICLES OF INCORPORATION

                                       OF

                             NORTH TRACK FUNDS, INC.


         North Track Funds, Inc. (the "Corporation"), a corporation organized and existing under the laws of the State of Maryland and registered as an open-end investment company under the Investment Company Act of 1940, is filing these Articles of Amendment to its Articles of Incorporation for the following purpose:

                  Pursuant to Section 2-605(a)(2) of the Maryland General Corporation Law, to change the name of the Managed Growth Fund, a series of the Corporation, to the Geneva Growth Fund. This amendment was approved by a majority of the entire Board of Directors of the Corporation at a meeting on December 17, 2004, pursuant to Section 2-605(a)(2) of the Maryland General Corporation Law, and this amendment is limited to a change expressly permitted by Section 2-605 of the Maryland General Corporation Law to be made without action by the stockholders.


                  This action does not alter the number of authorized shares of North Track Funds, Inc., which consists of ten billion shares, par value $0.001 per share.

                                        NORTH TRACK FUNDS, INC.


                                        By:  /s/ David G. Stoeffel
                                             ----------------------------------
                                             David G. Stoeffel, President

                                        Attest:


                                        By:  /s/ S. Charles O'Meara
                                             ----------------------------------
                                             S. Charles O'Meara, Secretary

Dated: December 17, 2004

                                                                 EXHIBIT (A)(11)
                                                                 ---------------


STATE OF WISCONSIN    )
                      ) SS
COUNTY OF MILWAUKEE   )

         On this ___ day of December, 2004, before me, a Notary Public for the State and County set forth above, personally came David G. Stoeffel, as President, and S. Charles O'Meara, as Secretary of North Track Funds, Inc., and in their said capacities each acknowledged the foregoing Articles of Amendment to be the act and deed of said corporation and further acknowledged that, to the best of their knowledge, the matters and facts set forth therein are true in all material respects under the penalties of perjury.

         IN WITNESS WHEREOF, I have signed below in my own hand and attached my official seal on the day and year set forth above.



                                        ---------------------------------------
                                        Notary Public
(SEAL)
                                        My Commission Expires
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